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Exhibit 10.36

                                LOAN MODIFICATION
                                    AGREEMENT


$600,000          Olympia, Washington
                                                                  March 10, 2000

                  THIS LOAN MODIFICATION AGREEMENT ("the Agreement") is made and entered into as of March 10, 2000 by and among Westar Financial Services Incorporated, A Washington Corporation ("Westar") and Puget Sound Investors, the Lender.

                                    RECITALS
                  FOR VALUE RECEIVED, the undersigned, WESTAR FINANCIAL SERVICES INCORPORATED, a Washington corporation (the "Company"), promises to pay to the order of PUGET SOUND INVESTORS, (the "Lender"), the principal sum of Six Hundred Thousand Dollars ($600,000.00), together with interest on the unpaid principal balance hereof from the date of disbursement by the Lender at the rate and in the manner hereinafter set forth.

                  1. Payments of Principal and Interest. The total principal hereunder shall be due and payable and shall be paid by the Company to the Lender in one lump sum payment on March 10, 2000. This Note shall bear interest on the unpaid principal balance at a variable rate per annum equal to prime plus one percent (currently 8.75%). All interest payable in accordance with this Note shall be calculated on the basis of a 365 day year for the actual number of days principal is outstanding. Interest shall be due and payable and shall be paid by the Company to the Lender on a monthly basis.

                  2. Pre-Payments. The indebtedness evidenced or created by this Note may at any time prior to maturity be prepaid in full or in part without any premium or penalty.

                  3. Acknowledgment of Subordination. Lender acknowledges that it hereby intentionally waives, relinquishes and subordinates the priority and superiority of the lien or charge of the Lender Security Agreement in favor of the lien or charge of the Bank One Security Interest upon the Residual Interest, and understands that in reliance upon and in consideration of this waiver, relinquishment and subordination, specific loans and advances are being and will be made and specific monetary and other obligations are being and will be entered into by third parties which would not be made or entered into but for such reliance upon this waiver, relinquishment and subordination. Lender agrees to execute such further documents as either Bank One or the Company may reasonably request to reflect, implement or confirm such subordination.

                  4. Notice. In case of a lawsuit or action is commenced to collect this note or any portion thereof, Westar promises to pay, in addition to the costs provided by statute, such sum as the court may adjudge reasonable as attorney's fees therein, (including any action to enforce the judgement and this provision as to attorney's fees and costs shall survive the judgement.) Venue in any action to enforce this Note shall, at holder's option, shall be in Thurston County, Washington.

                  5. Governing Law. This Note shall be governed and construed in accordance with the laws of the State of Washington.


                                LOAN MODIFICATION
                                    AGREEMENT

         Westar, the Borrower, and Puget Sound Investors, the Lender desire to amend the original loan documents to extend the maturity date from March 10, 2000 to April 30, 2001.


Puget Sound Investors                        Westar Financial Services Inc.

By: _________________________                     By:_________________________

R. W. Christensen, Jr.                                Cindy A. Kay


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